Exhibit 1.8

Execution Copy

DEUTSCHE BANK AG

PURCHASE AGREEMENT

U.S. $1,500,000,000

4.50% Fixed Rate

Subordinated Tier 2 Notes due 2025

March 27, 2015

PURCHASE AGREEMENT

DEUTSCHE BANK AG, a stock corporation organized under the laws of the Federal Republic of Germany (the “Bank”),

and

DEUTSCHE BANK SECURITIES INC. (in such capacity, the “Lead Manager”),

and

the other Managers named in Article 2 hereof (hereinafter, together with the Lead Manager, the “Managers”),

agree as follows:

ARTICLE 1

(TERMS, PURPOSE AND LEGAL PREREQUISITES)

(1) The Bank shall issue U.S. $1,500,000,000 4.50% Fixed Rate Subordinated Tier 2 Notes (the “Notes”), under a subordinated indenture (the “Subordinated Indenture”) comprising a base subordinated indenture entered into on May 21, 2013 among the Bank, Wilmington Trust, National Association, as trustee (the “Trustee”) and Deutsche Bank Trust Company Americas (“DBTCA”), as initial principal paying agent, issuing agent and registrar and authenticating agent, and a supplement thereto relating to the Notes expected to be entered into on or about April 1, 2015 among the Bank, the Trustee and DBTCA.

(2) The Bank understands that the Managers propose to make a public offering of the Notes as soon as the Managers deem advisable after this Agreement has been executed and delivered and the Subordinated Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Bank has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form F-3 (No 333-184193) under the Securities Act of 1933, as amended (the “Securities Act”), in respect of, among others, the Notes, which registration statement became effective upon filing under Rule 462(e) of the rules and regulations of the Commission (the “Securities Act Regulations”). Such registration statement contains a base prospectus in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement (the “Base Prospectus”), to be used in connection with the public offering and sale of the Notes. Any preliminary prospectus supplement to the Base Prospectus that describes the Notes and the offering thereof and is used prior to filing of the Prospectus is called, together with the Base Prospectus, a “preliminary prospectus”. The term “Prospectus” means the final prospectus supplement relating to the Notes, together with the Base Prospectus, that is filed pursuant to Rule 424(b) of the Securities Act Regulations after the date and time of execution and delivery of this Agreement, but does not include any “free writing prospectus” (as such term is used in Rule 405 of the Securities Act Regulations). Any preliminary prospectus and Prospectus shall be deemed to include the documents incorporated by reference therein pursuant to Item 6 of Form F-3 under the Securities Act, any reference to any amendment or supplement to any preliminary prospectus or Prospectus shall be deemed to include any documents filed after the date of such preliminary prospectus or Prospectus, as the case may be, under the Securities

Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), and incorporated by reference in such preliminary prospectus or Prospectus, as the case may be. Such registration statement, at any given time, including the amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 6 of Form F-3 under the Securities Act at such time and the documents otherwise deemed to be a part thereof or included therein by Securities Act Regulations, is herein called the “Registration Statement.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to refer to the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by Securities Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be.

ARTICLE 2

(PURCHASE AND SALE OF THE NOTES)

Each of the Managers shall purchase Notes in the aggregate amount set forth opposite its name in the following table, on April 1, 2015, at the price of 100% of their principal amount, subject to the terms and conditions hereof.

Manager	Commitments in $
Deutsche Bank Securities Inc.	$1,256,250,000
Academy Securities, Inc.	$18,750,000
BB&T Securities, LLC	$18,750,000
BNY Mellon Capital Markets, LLC	$18,750,000
Drexel Hamilton, LLC	$18,750,000
The Huntington Investment Company	$18,750,000
KeyBanc Capital Markets Inc.	$18,750,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$18,750,000
Mischler Financial Group, Inc.	$18,750,000
RBC Capital Markets, LLC	$18,750,000
Regions Securities LLC	$18,750,000
Scotia Capital (USA) Inc.	$18,750,000
TD Securities (USA) LLC	$18,750,000
U.S. Bancorp Investments, Inc.	$18,750,000

Total	$1,500,000,000

ARTICLE 3

(SELLING RESTRICTIONS)

(1) European Economic Area: In relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each of the Managers represents, warrants and agrees that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer to the public of the Notes in the Relevant Member State except that it may, with effect from and including the Relevant Implementation Date, make an offer of the Notes to the public in that Relevant Member State at any time under the following exemptions under the Prospectus Directive:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant dealer or dealers nominated by the Bank for any such offer;

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of Notes referred to in (b) or (c) above shall require the Bank or any Manager to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of the Notes to the public” in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State; the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in the Relevant Member State; and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

(2) People’s Republic of China (excluding Hong Kong, Macau and Taiwan):

Each of the Managers represents, warrants and agrees that the Notes will not be offered or sold directly or indirectly within the borders of the People’s Republic of China (“PRC,” which, for such purposes, does not include the Hong Kong or Macau Special Administrative Regions or Taiwan) or to any resident of the PRC. Each of the Managers represents, warrants and agrees that the preliminary prospectus, Prospectus and any other offering material relating to the Notes, which have not been and will not be submitted to or approved/verified by or registered with any relevant governmental authorities in the PRC (including but not limited to the China Securities Regulatory Commission), will not be supplied to the public in the PRC or used in connection with any offer for the subscription or sale of the Notes in the PRC. Each of the Managers represents, warrants and agrees that the Notes will only be offered or sold to PRC investors that are authorized to engage in the purchase of Notes of the type being offered or sold, including but not limited to those that are authorized to engage in the purchase and sale of foreign exchange for itself and on behalf of its customers and/or purchase and sale of government bonds or financial bonds and/or purchase and sale of debt securities denominated in foreign currency other than stocks.

(3) Hong Kong: Each of the Managers represents, warrants and agrees that the Notes will not be offered or sold by means of any document, including the preliminary prospectus and Prospectus, other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance and any rules promulgated thereunder (Cap. 32, Laws of Hong Kong; as supplemented by any such rules, the “Companies Ordinance”), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance and any rules promulgated thereunder (Cap. 571, Laws of Hong Kong; as supplemented by any such rules, the “Securities and Futures Ordinance”) or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance, and no advertisement, invitation or document relating to the Notes may be issued or may be in the possession of any person for the purpose of being issued (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance.

(4) Japan: The Notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (act no. 25 of 1948, as amended; the “FIEA”). Accordingly, each of the Managers represents, warrants and agrees that the Notes will not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (as defined under item 5, paragraph 1, article 6 of the Foreign Exchange and Foreign Trade Act (act no. 228 of 1949, as amended)), or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws and regulations of Japan.

Each of the Managers represents, warrants and agrees that the Notes will only be offered, sold, resold or otherwise transferred, directly or indirectly to, or for the benefit of, (i) a person who is not a resident of Japan or (ii) a Qualified Institutional Investor (“QII”) as defined in article 10 of the cabinet ordinance concerning definitions under article 2 of the FIEA (ordinance no. 14 of 1993, as amended).

(5) Korea: Each of the Managers represents, warrants and agrees that none of the Notes will be offered or sold, directly or indirectly, in Korea or to any resident of Korea, or to any persons for reoffering or resale, directly or indirectly, in Korea or to, or for the account or benefit of, any resident of Korea (as such term is defined in the Foreign Exchange Transaction Law of Korea and rules and regulations promulgated thereunder), except as otherwise permitted under applicable laws and regulations.

(6) Singapore: Each of the Managers represents, warrants and agrees that the preliminary prospectus, Prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of Notes will not be circulated or distributed, nor will the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Notes pursuant to an offer made under Section 275 of the SFA except:

(1) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(2) where no consideration is or will be given for the transfer;

(3) where the transfer is by operation of law;

(4) as specified in Section 276(7) of the SFA; or

(5) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

(7) Switzerland: Each of the Managers represents, warrants and agrees that the preliminary prospectus and Prospectus may only be used by those investors to whom it has been handed out in connection with the offering described herein and will neither directly nor indirectly be distributed or made available to other persons without the express consent of the Bank. Each of the Managers represents, warrants and agrees that the preliminary prospectus and Prospectus as well as any other material relating to the Notes will not be used in connection with any other offer and will not be copied and/or distributed to the public or otherwise made publicly available in, into or from Switzerland.

(8) Taiwan: Each of the Managers represents, warrants and agrees that the Notes may be made available to Taiwan residents outside Taiwan but will not be marketed, offered or sold in Taiwan.

(9) United Kingdom: Each of the Managers represents, warrants and agrees that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Notes in circumstances in which section 21(1) of the FSMA does not apply to the Bank; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

(10) General: In addition to the specific restrictions set out above, each of the Managers severally represents, warrants and agrees that it will not take any action (including without limitation, the possession or distribution of the preliminary prospectus, the Prospectus or any other offering document or any publicity or other material relating to the Notes) in any country or jurisdiction outside of the United States where such action would (i) result in any violation of applicable law or (ii) cause the issuance of the Notes to be considered an offering to the public under applicable law.

ARTICLE 4

(REPRESENTATIONS AND WARRANTIES)

(1) The Bank represents and warrants (in addition to the representations and warranties contained in the selling restrictions set out in Article 3) to each of the Managers that:

(a)	the Registration Statement became effective upon filing under Rule 462(e) of the Securities Act Regulations (“Rule 462(e)”) on September 28, 2012, and any post-effective amendment thereto also became effective upon filing under Rule 462(e). No stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and is in effect and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Bank, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

Any offer that is a written communication relating to the Notes made prior to the filing of the Registration Statement by the Bank or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the Securities Act Regulations) that is an offer for purposes of Rule 163 of the Securities Act Regulations (“Rule 163”) and that is required to be filed, has been filed with the Commission in accordance with the exemption provided by Rule 163 and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the Securities Act provided by Rule 163.

At the respective times the Registration Statement and each amendment thereto became or becomes effective, at each deemed effective date with respect to the Managers pursuant to Rule 430B(f)(2) of the Securities Act Regulations and on the Closing Date (as defined under Article 6(2) below), the Registration Statement complied and will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations and the Trust Indenture Act and the rules and regulations of the Commission under the Trust Indenture Act (the “Trust Indenture Act Regulations”), and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and on the Closing Date, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Each preliminary prospectus (including the prospectus or prospectuses filed as part of the Registration Statement or any amendment thereto) complied when so filed in all material respects with the Securities Act Regulations, and the copy of each preliminary prospectus and the Prospectus delivered to the Managers for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. The copy of the Prospectus delivered to the Managers for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. As of the Time of Sale (as defined below), the Issuer Free Writing Prospectus(es) (as defined below) issued at or prior to the Time of Sale and the Statutory Prospectus (as defined below), all considered together (collectively, the “General Disclosure Package”), did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Issuer Free Writing Prospectus” means an “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act Regulations (“Rule 433”).

“Statutory Prospectus” as of any time means the Base Prospectus relating to the Notes, including any preliminary or other prospectus supplement deemed to be a part thereof, as amended or supplemented at that time.

“Time of Sale” means 12:45 p.m. (Eastern time) on March 27, 2015 or such other time as agreed by the Bank and the Managers.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Notes or until any earlier date that the Bank notified or notifies the Managers as described in Article 5(5), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. The representations and warranties in this subsection shall not apply to (i) any statements in or omissions from the Registration Statement, the Prospectus, any preliminary prospectus or any Issuer Free Writing Prospectus, or any amendments or supplements to any of such documents made in reliance upon and in conformity with written information furnished to the Bank by the Managers expressly for use therein or (ii) that part of the Registration Statement which constitutes the Statements of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee, of The Bank of New York Mellon, of Law Debenture Trust Company of New York and of Wilmington Trust, National Association., as trustees.

(b)

the documents incorporated by reference in the Registration Statement and the Prospectus pursuant to Item 6 of Form F-3 under the Securities Act, at the time they were or hereafter are filed or submitted with the Commission prior to the end of the

Closing Date, complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder (the “Exchange Act Regulations”) and, when read together with the other information in the Prospectus, (a) at the time the Registration Statement became effective, (b) at the earlier of the time the Prospectus was first used and the date and time of the first contract of sale of Notes in this offering and (c) on the Closing Date, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(c)	The Bank is duly incorporated and validly existing under the laws of the Federal Republic of Germany, with full power and authority to own its properties and conduct its business as described in the Prospectus and is lawfully qualified to do business in those jurisdictions in which business is conducted by it;

(d)	this Agreement has been, or on the Closing Date, will have been, duly authorized, executed and delivered by the Bank and constitutes, or on the Closing Date, will constitute, valid and legally binding obligations of the Bank, enforceable in accordance with its terms;

(e)	the Notes have been duly authorized by the Bank and, when duly executed, issued and delivered in accordance with the terms of this Agreement and the Subordinated Indenture, will constitute valid and legally binding obligations of the Bank, enforceable in accordance with their terms;

(f)	no action or thing is required to be taken, fulfilled or done (including without limitation the obtaining of any consent or licence or the making of any filing or registration) for the issue of the Notes or the compliance by the Bank with the terms of the Notes and this Agreement, except for those which have been, or will prior to the Closing Date, obtained and are, or will on the Closing Date, be, in full force and effect;

(g)	the execution and delivery of this Agreement, the issue of the Notes and compliance with the terms of this Agreement do not and will not (i) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the Bank’s constitutive documents or any indenture, trust deed, mortgage or other agreement or instrument to which the Bank is a party or by which the Bank or any of its properties is bound, or (ii) infringe any existing applicable law, rule, regulation, judgement, order or decree of any government, governmental body or court or regulatory body, of or in the United States or Germany having jurisdiction over the Bank or any of its properties;

(h)	there are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required;

(i)	neither the Bank nor any of its affiliates (with the exception of the Lead Manager as set forth in the Prospectus) have taken, nor will the Bank or any affiliate take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Bank with the purpose of facilitating the sale or resale of the Notes;

(j)	the Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Securities Act, and the Bank is not the subject of a pending proceeding under Section 8A of the Securities Act in connection with the offering of the Notes;

(k)	(A) at the time of filing the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (C) at the time the Bank or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act Regulations) made any offer relating to the Notes in reliance on the exemption of Rule 163 of the Securities Act Regulations and (D) at the date hereof, the Bank was and is a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act Regulations (“Rule 405”), including not having been and not being an “ineligible issuer” as defined in Rule 405. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, and the Notes, since their registration on the Registration Statement, have been and remain eligible for registration by the Bank on a Rule 405 “automatic shelf registration statement”. The Bank has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act Regulations objecting to the use of the automatic shelf registration statement form;

(l)	the financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related supplemental financial information, schedules and notes, present fairly in all material respects the financial position of the Bank and its consolidated subsidiaries on the basis stated in the Registration Statement at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Bank and its consolidated subsidiaries for the periods specified, said financial statements have been prepared in conformity with international financial reporting standards as endorsed by the European Union (“IFRS”), applied on a consistent basis throughout the periods involved, except as disclosed therein;

(m)	the accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the Securities Act and the Securities Act Regulations;

(n)	except as disclosed in the Registration Statement, there are no pending actions, suits or proceedings against or affecting the Bank or any of its properties which, if determined adversely to the Bank, would adversely affect the ability of the Bank to perform its obligations under this Agreement, the Subordinated Indenture or the Notes and, to the best of the Bank’s knowledge, no such actions, suits or proceedings are threatened or contemplated;

(o)	none of the Bank, its affiliates, or any persons acting on its behalf has engaged or will engage in any jurisdiction referred to in Article 3 in any activity with respect to the issue and offering of the Notes that is not permitted by the laws of such jurisdiction; and

(p)	the Bank is not and, after giving effect to the transactions contemplated herein, will not be an “investment company,” or an entity “controlled” by an “investment company” as such terms are defined in the U.S. Investment Company Act of 1940, as amended.

(2) The representations and warranties in this Agreement shall be repeated on the Closing Date.

ARTICLE 5

(COVENANTS OF THE BANK)

The Bank covenants with each of the Managers as follows:

(1) The Bank, subject to Article 5(2), will comply with the requirements of Rule 430B and, during the period beginning at the Time of Sale and ending on the later of the Closing Date or such date as in the opinion of counsel for the Managers the Prospectus is no longer required by law to be delivered in connection with the sales by the Managers or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 (the “Prospectus Delivery Period”), will notify the Managers immediately, and confirm the notice in writing (i) when any post-effective amendment to the Registration Statement or new registration statement relating to the Notes shall become effective, or any supplement to the Prospectus or any amended Prospectus relating to the Notes shall have been filed, (ii) of the receipt of any comments from the Commission to the Registration Statement, and (iii) of any request by the Commission for any amendment to the Registration Statement or the filing of a new registration statement or any amendment or supplement to the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for additional information (except those relating to the offering of securities other than the Notes). The Bank, subject to Article 5(2), will notify the Managers immediately, and confirm the notice in writing (i) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any new registration statement relating to the Notes or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement (except those relating to the offering of securities other than the Notes) and (ii) if the Bank becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Notes. The Bank will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as they deem necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, will promptly file such prospectus. The Bank will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment. The Bank shall pay the required Commission filing fees relating to the Notes within the time required by Rule 456(b)(l)(i) of the Securities Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).

(2) The Bank will give the Managers notice of its intention to file or prepare any amendment to the Registration Statement or new registration statement relating to the Notes or any amendment, supplement or revision to either any preliminary prospectus (including any prospectus included in the Registration Statement or amendment thereto at the time it became effective) or to the Prospectus, in each case relating to the Notes, whether pursuant to the Securities Act, the Exchange Act or otherwise, and the Bank will furnish the Managers with copies (which may be in electronic form) of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Managers or counsel for the Managers shall object. The Bank has given the Managers notice of any filings made pursuant to the Exchange Act or Exchange Act Regulations within 48 hours prior to the Time of Sale; the Bank will give the Managers notice of its intention to make any such filing from the Time of Sale to the Closing Date and will furnish the Managers with copies (which may be in electronic form) of any such documents a reasonable amount of time prior to such proposed filing and will not file or use any such document to which the Managers or counsel for the Managers shall reasonably object. The Bank will prepare a final term sheet (the “Final Term Sheet”) reflecting the final terms of the Notes, in form and substance satisfactory to the Managers, and shall file such Final Term Sheet as an Issuer Free Writing Prospectus prior to the close of business two business days after the date hereof; provided that the Bank shall furnish the Managers with copies (which may be in electronic form) of any such Issuer Free Writing Prospectus a reasonable amount of time prior to such proposed filing and will not use or file any such document to which the Managers shall reasonably object.

(3) The Bank has furnished or will deliver to the Managers and counsel for the Managers, without charge, copies of the Registration Statement and of each amendment thereto relating to the Notes (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Managers, without charge, a conformed copy of the Registration Statement and of each amendment thereto relating to the Notes (without exhibits). The copies of the Registration Statement and each amendment thereto furnished to the Managers will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(4) The Bank has delivered to the Managers, without charge, as many copies of each preliminary prospectus as the Managers reasonably requested, and the Bank hereby consents to the use of such copies for purposes permitted by the Securities Act. The Bank will furnish to the Managers, without charge, during the Prospectus Delivery Period, such number of copies of the Prospectus (as amended or supplemented) as the Managers may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Managers will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(5) The Bank will comply with the Securities Act and the Securities Act Regulations, the Exchange Act and the Exchange Act Regulations and the Trust Indenture Act and the Trust Indenture Act Regulations so as to permit the completion of the distribution of the Notes as contemplated in this Agreement and in the Prospectus. If at any time during the Prospectus Delivery Period any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Managers or for the Bank, to amend the Registration Statement or amend or supplement the Prospectus or the General Disclosure Package in order that the Prospectus or the General Disclosure Package will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of such counsel, at any such time to amend the Registration Statement or to file a new registration statement or amend or supplement the Prospectus or the General Disclosure Package in order to comply with the requirements of the Securities Act or the Securities Act Regulations, the Bank will promptly prepare and file with the Commission, subject to Article 5(2), such amendment, supplement or new registration statement as may be necessary to correct such statement or omission or to comply with such requirements, the Bank will use its best efforts to have such amendment or new registration statement declared effective as soon as practicable (if it is not an automatic shelf registration statement with respect to the Notes) and the Bank will furnish to the Managers such number of copies of such amendment, supplement or new registration statement as the Managers may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement (or any other registration statement relating to the Notes) or the Statutory Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Bank will promptly notify the Managers and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(6) The Bank will endeavour, in cooperation with the Managers, to qualify the Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Managers shall reasonably request and to maintain such qualifications for as long as may be required for the distribution of the Notes.

(7) The Bank will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Managers the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

(8) The Bank will use the net proceeds received by them from the sale of the Notes in the manner specified in the Prospectus under “Use of Proceeds”.

(9) The Bank will use its best efforts to effect the listing of the Notes on the New York Stock Exchange.

(10) The Bank, during the Prospectus Delivery Period, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the Exchange Act Regulations.

(11) The Bank represents and agrees that unless it obtains the prior consent of the Managers, and the each of the Managers represents and agrees that, unless it obtains the prior consent of the Bank, it has not made and will not make any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission, and the Bank and each of the Managers represents and agrees that Schedule A hereto is a complete list of all free writing prospectuses for which such consent was received, provided, however, that prior to the preparation of the Final Term Sheet in accordance with Article 5(2), the Managers are authorized to use the information with respect to the final terms of the Notes in communications conveying information relating to the offering to investors. Any such free writing prospectus consented to by the Bank and the Managers is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Bank represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and have complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

ARTICLE 6

(CONDITIONS PRECEDENT AND PAYMENT)

(1) The obligations of the Managers to purchase the Notes are subject to the following conditions precedent:

(a)	On the Closing Date there have been no events making any of the representations and warranties contained in this Agreement untrue or incorrect in any material respect as though they had been given and made on such date and the Bank shall have performed all of its obligations hereunder to be performed on or before the Closing Date.

(b)	The Registration Statement has become effective and on the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of the Managers. The Prospectus shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) without reliance on Rule 424(b)(8) (or a post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430B). The Bank shall have paid the required Commission filing fees relating to the Notes within the time period required by Rule 456(b)(l)(i) of the Securities Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act Regulations and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).

(c)	The delivery of legal opinions to the Managers on the Closing Date in such form and with such contents as the Managers may reasonably require from (i) Cleary Gottlieb Steen & Hamilton LLP, legal advisers to the Managers as to the laws of the State of New York and the federal laws of the United States and (iii) Group Legal Services of the Bank.

(d)	The delivery of such certificates and other documents as the Managers may reasonably request.

(e)	On the Closing Date, the Notes shall be rated at least BBB- by Standard & Poor’s Rating Services and A- by Fitch Ratings, and the Bank shall have delivered to the Managers a letter dated on or about the Closing Date, from each such rating agency, or other evidence satisfactory to the Bank, confirming that the Notes have such ratings (or will have such rating on or about the Closing Date), and since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the securities or the Bank by any “nationally recognized statistical rating agency,” as that term is defined in Section 3(a)(62) of the Exchange Act, and no such organization shall have publicly announced that it has under surveillance or review its rating of any securities of the Bank. As soon after the Closing Date as feasible, the Bank shall obtain a letter from Moody’s Investor Service Inc. stating the rating of the Notes and shall forward such letter to the Managers.

(f)	On the Closing Date, the Bank will have taken all steps necessary to apply for approval for listing on the New York Stock Exchange of the Notes.

(2) The “Closing Date” shall be April 1, 2015, or such other time and date as the Bank and the Managers shall agree in writing.

(3) On the Closing Date the Managers shall pay the purchase price as mentioned in Article 2(1) in same day funds into a U.S. $-denominated account to be named by the Bank.

ARTICLE 7

(CHANGE OF CIRCUMSTANCES)

Notwithstanding anything contained in this Agreement, the Managers may by notice to the Bank terminate this Agreement at any time before the time on the Closing Date when payment would otherwise be due under this Agreement to the Bank in respect of the Notes if:

(1) in the opinion of the Lead Manager, circumstances shall be such as:

(a)	to prevent or to a material extent restrict payment for the Notes in the manner contemplated in this Agreement; or

(b)	to a material extent prevent or restrict settlement of transactions in the Notes in the market or otherwise; or

(2) in the opinion of the Lead Manager, there shall have been:

(a)	any change in national or international political, legal, tax or regulatory conditions; or

(b)	any calamity or emergency,

which has in its view caused a substantial deterioration in the price and/or value of the Notes, and, upon notice being given, the parties to this Agreement shall (except for the liability of the Bank in relation to expenses as provided in Article 8 and except for any liability arising before or in relation to such termination) be released and discharged from their respective obligations under this Agreement.

ARTICLE 8

(INDEMNITY)

(1) Indemnification of Managers. The Bank agrees to indemnify and hold harmless each Manager, its affiliates, as such term is defined in Rule 501(b) under the Securities Act (each, an “Affiliate”), and each person, if any, who controls any Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(a)	against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or the Prospectus, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(b)	against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Article 8(5) below) any such settlement is effected with the written consent of the Bank;

(c)	against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Lead Manager, reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (a) or (b) above;

provided, however, that (x) this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Bank by any Manager expressly for use in the Registration Statement (or any amendment thereto), any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) and (y) the foregoing indemnity agreement with respect to the preliminary prospectus shall not inure to the benefit of any Manager from whom the person asserting any such losses, claims, damages or liabilities purchased Notes, or any person controlling such Manager where it shall have been determined by a court of competent jurisdiction by final judgment that (A) prior to the Time of Sale the Bank shall have notified such Manager that the preliminary prospectus contains an untrue statement of material fact or omits to state therein a material fact required to be stated therein in order to make the statements therein not misleading, (B) such untrue statement or omission of a material fact was corrected in an amended or supplemented preliminary prospectus or, where permitted by law, an Issuer Free Writing Prospectus and such corrected preliminary prospectus or issuer free writing prospectus was provided to such Manager far enough in advance of the Time of Sale so that such corrected preliminary prospectus or issuer free writing prospectus could have been delivered or otherwise conveyed to such person prior to the Time of Sale, (C) such corrected preliminary prospectus or issuer free writing prospectus (excluding any document then incorporated or deemed incorporated therein by reference) was not delivered or otherwise conveyed to such person at or prior to the Time of Sale, and (D) such loss, claim, damage or expense would not have occurred had the corrected preliminary prospectus or issuer free writing prospectus (excluding any document then incorporated or deemed incorporated therein by reference) been delivered or otherwise conveyed to such person as provided for in (C).

(2) Insofar as this indemnity agreement may permit indemnification for liabilities under the Securities Act of any person who is a partner of a Manager or who controls a Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and who, at

the date of this Agreement, is a director or officer of the Bank or controls the Bank within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, such indemnity agreement is subject to the undertaking of the Bank in the Registration Statement under “Part II—Information Not Required in Prospectus—Indemnification of Directors and Officers—Undertakings.”

(3) Indemnification of the Bank, Directors and Officers. Each Manager severally agrees to indemnify and hold harmless the Bank, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Bank within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (1)(a) of this Article, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Bank by such Manager expressly for use therein.

(4) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Article 8(1) above, counsel to the indemnified parties shall be selected by the Lead Manager, and, in the case of parties indemnified pursuant to Article 8(3) above, counsel to the indemnified parties shall be selected by the Bank. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification could be sought under this Article 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (A) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(5) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Article 8(1)(b) effected without its written consent if (A) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (B) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into and (C) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

ARTICLE 9

(PARTIAL INVALIDITY)

Should any of the provisions of this Agreement be or become invalid in whole or in part, the other provisions of this Agreement shall remain in force. Invalid provisions shall, according to the intent and purpose of this Agreement, be replaced by such valid provisions which in their economic effect come as close as legally possible to that of the invalid provisions.

ARTICLE 10

(MISCELLANEOUS)

This Agreement may be executed in counterparts, each of which shall be deemed an original.

ARTICLE 11

(APPLICABLE LAW AND PLACE OF JURISDICTION)

(1) This Agreement and any non-contractual obligations arising out of or in relation to this Agreement shall be governed by German law.

(2) Non-exclusive place of jurisdiction shall be Frankfurt am Main.

IN WITNESS WHEREOF, each of the undersigned has caused this PURCHASE AGREEMENT to be executed as of the day and year first written above.

DEUTSCHE BANK AG

By:	/s/ Jonathan Blake
Name: Jonathan Blake
Title: Managing Director

By:	/s/ Marco Zimmermann
Name: Marco Zimmermann
Title: Director

THE MANAGERS LISTED UNDER SCHEDULE B HERETO

By virtue of powers of attorney

By:	DEUTSCHE BANK SECURITIES INC.

	By:	/s/ Jeanmarie Genirs
Name: Jeanmarie Genirs
Title: Managing Director, Debt Syndicate
Deutsche Bank Securities Inc.

	By:	/s/ Tom Criqui
Name: Tom Criqui
Title: Managing Director/Debt Syndicate
Deutsche Bank Securities Inc.

Purchase Agreement

SCHEDULE A

Final Term Sheet, dated March 27, 2015, in respect of the Notes as filed pursuant to Rule 433 on March 27, 2015.

SCHEDULE B

Deutsche Bank Securities Inc.

Academy Securities, Inc.

BB&T Securities, LLC

BNY Mellon Capital Markets, LLC

Drexel Hamilton, LLC

The Huntington Investment Company

KeyBanc Capital Markets Inc.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Mischler Financial Group, Inc.

RBC Capital Markets, LLC

Regions Securities LLC

Scotia Capital (USA) Inc.

TD Securities (USA) LLC

U.S. Bancorp Investments, Inc.